EXHIBIT F

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) is dated as of ____________ ___, 2009, and is made effective as of ___________ __, 2009 (the “Effective Date”) by the undersigned (each hereinafter referred to as a “Guarantor” and collectively, the “Guarantors”), in favor of the purchasers (each a “Investor” and collectively the “Investors”) of the 8% exchangeable convertible notes due March 31, 2011 (the “Notes”) and the Warrants issued pursuant to a Securities Purchase Agreement among MOBIZONE HOLDINGS LIMITED, a Hong Kong corporation (“MobiZone Hong Kong”), the Guarantors, certain other Persons or are parties thereto and such Investors, dated as of June 1, 2009  (the “Securities Purchase Agreement”) and the Exhibits to the Securities Purchase Agreement, all dated as of June 1, 2009 (with the Securities Purchase Agreement, collectively, the “Investment Documents”).

Unless otherwise defined in this Guaranty, all capitalized terms when used herein shall have the same meaning as is defined in the Securities Purchase Agreement.

NOW, THEREFORE, as a material inducement to each Investor to purchase the Notes from the Company and the Warrants from Trestle, and for further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby, unconditionally, irrevocably and absolutely, warrant and represent to and covenant with the Investors as follows:

1.           Guaranty of Obligation.  The Guarantors jointly, severally, unconditionally, irrevocably and absolutely, guarantee to the Investors that:

(a) all indebtedness and other obligations of the Company evidenced by or provided in the Note (the “Payment Obligation”) and

(b) each of the consummation of (i) the “Trestle Reverse Split” (as defined in the Purchase Agreement), (ii) the filing of an amended and restated certificate of incorporation of Trestle and the Series A Preferred Stock Certificate of Designations (as defined) of Trestle with the Secretary of State of the State of Delaware, (iii) the payment of accrued interest on the Notes, and (iv) the delivery to each Investor of their respective rights to shares of Series A Preferred Stock, all as required under the Securities Purchase Agreement (collectively, the “Performance Obligations” and together with the Payment Obligation, the “Guaranteed Obligations”), will be promptly paid when due and performed in accordance with the terms and provisions thereof (and as they may be amended, extended or renewed from time to time) including, without limitation, interest on all of the above amounts as agreed upon between the Company and the Investors, and any and all renewals, extensions and rearrangements of all or any part of the Guaranteed Obligations.  This is a continuing guaranty and shall continue to apply without regard to the form or amount of indebtedness or obligation which the Company may create, renew, extend or alter in whole or in part, without notice to the Guarantors.

2.           Liability for Other Indebtedness.  If the Guarantors are or become liable for any indebtedness owing by the Company to any or all Investors by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of such Investor hereunder shall be cumulative of any and all other rights that such Investor may ever have against the Guarantors.  The exercise by such Investor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

3.           No Release From Obligations.  The obligations, covenants, agreements and duties of the Guarantors under this Guaranty shall not be released or impaired in any manner whatsoever, without the written consent of the Investors, including on account of any or all of the following:

a.           any permitted assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, although made without consent of the Guarantors;

b.           any waiver by any Investor of the performance or observance by either or both of the Company or the Guarantors of any of the agreements, covenants, terms or conditions contained in any document evidencing, governing or securing the Guaranteed Obligations;

c.           any extension of the time for payment or performance of all or any portion of the Guaranteed Obligations;

d.           the renewal, rearrangement, modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any document evidencing, governing or securing the Guaranteed Obligations;

e.           the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of either or both of the Company or the Guarantors;

f.           any receivership, insolvency, bankruptcy, reorganization or other similar proceedings or lack of corporate power, affecting either or both of the Company or the Guarantors or any of their assets;

g.           any release, withdrawal, surrender, exchange, substitution, subordination or loss of any security or other guaranty at any time existing in connection with all or any portion of the Guaranteed Obligations, or the acceptance of additional or substitute property as security therefore;

h.           the release or discharge of the Company or the Guarantors from the observance or performance of any agreement, covenant, term or condition contained in any document evidencing, governing or securing the Guaranteed Obligations;

i.           any action which the Investors may take or omit to take by virtue of any document evidencing, governing or securing the Guaranteed Obligations or through any course of dealing with either or both of the Company or the Guarantors;

j.           the addition of a new guarantor or guarantors;

k.           the operation of law or any other cause, whether similar or dissimilar to the foregoing;

l.           any adjustment, indulgence, forbearance or compromise that may be granted or given by the Investors to any party;

m.           the failure by the Investors to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of the Company;

n.           if the recovery from the Company becomes barred by any statute of limitations or is otherwise prevented;

o.           any defenses, set-offs or counterclaims which may be available to the Company;

p.           any impairment, modification, change, release or limitation of liability of, or stay of actions of lien enforcement proceedings against the Company, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code or any other similar federal or state statute, or from the decision of any court; or

q.           any neglect, delay, omission, failure or refusal of the Investors to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien, right of security (including perfection thereof), existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention hereof that the Guarantors shall remain liable as principals on the Guaranteed Obligations, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of any Guarantor.

4.           Payment and Performance of Obligations.  In the event of default by the Company in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, the Guarantors shall, without notice or demand, and without any notice having been given to the Guarantors of the acceptance by any Investor of this Guaranty and without any notice having been given to the Guarantors of the creating or incurring of such indebtedness, pay the amount due thereon to each Investor, at its office, or at such other place as may be designated in writing by such Investor, and it shall not be necessary for any Investor, in order to enforce such payment by the Guarantors, first, to institute suit or exhaust its remedies against the Company or others liable on such indebtedness, or to enforce its rights against any security which shall ever have been given to secure such indebtedness.

5.           Waiver of Notice.  Notice to the Guarantors of the acceptance of this Guaranty and of the making, renewing or assignment of the Guaranteed Obligations and each item thereof, are hereby expressly waived by the Guarantors.

6.           Payments by the Company.  Each payment on the Guaranteed Obligations shall be deemed to have been made by the Company unless express written notice is given to the Investors at the time of such payment that such payment is made by the Guarantors as specified in such notice.

7.           Releases and Waivers.  If all or any part of the Guaranteed Obligations at any time be secured, the Guarantors agree that the Investors may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security without impairing or diminishing the obligations of the Guarantors hereunder.  The Guarantors further agree that if the Company executes in favor of the Investors any collateral agreement, deed of trust or other security instrument, the exercise by the Investors of any right or remedy thereby conferred on the Investors shall be wholly discretionary with the Investors, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligations of the Guarantors hereunder.  The Guarantors further agree that the Investors shall not be liable for their failure to use diligence in the collection of the Guaranteed Obligations or in preserving the liability of any person liable on the Guaranteed Obligations, and the Guarantors hereby waive presentment for payment, protest and notice thereof, notice of acceleration, and diligence in bringing suits against any person liable on the Guaranteed Obligations, or any part thereof.

8.           No Release of the Guarantors.  If the Guaranteed Obligations at any time exceeds the amount permitted by law, or the Company is not liable because the act of creating the Guaranteed Obligations is ultra vires, or the officers or persons creating the Guaranteed Obligations acted in excess of their authority, and for these reasons the Guaranteed Obligations which the Guarantors agree to pay cannot be enforced against the Company, such fact shall in no manner affect the Guarantors’ liability hereunder, but the Guarantors shall be liable under this Guaranty notwithstanding that the Company is not liable for the Guaranteed Obligations, and to the same extent the Guarantors would have been liable if the Guaranteed Obligations had been enforceable against the Company.

9.           Optional Acceleration.  In the Event of Default by the Company, as such term is defined in the Securities Purchase Agreement, and if any such Event of Default shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, such Guaranteed Obligations, at the option of the Investors, shall thereupon be deemed to be immediately due and payable in full, and the Guarantors shall pay to the Investors forthwith the full amount which would be payable hereunder if all Guaranteed Obligations were then due and payable.

10.           Successors and Assigns.  This Guaranty is for the benefit of the Investors, their permitted successors and assigns, and in the event of an assignment by any Investor, its permitted successors or assigns, of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

11.           Modifications and Waivers. Cumulative Rights.  No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of each Investor and Guarantor, and then shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantors in any case shall, of itself, entitle the Guarantors to any other or further notice or demand in similar or other circumstances.  No delay or omission by any Investor in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.  All rights and remedies of the Investors hereunder are cumulative of each other and of every other right or remedy which the Investors may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.  In this Guaranty, whenever the context so requires, the singular number includes the plural, and conversely.

12.           Compliance with Laws.  Should the Guarantors be permitted to raise usury as a defense under applicable law, then no provision herein or in the Investment Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  Should such defense be available, the Guarantors shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law as to the Guarantors.  Should the Guarantors be permitted to raise the usury defense and prevail, the Investment Documents shall be held subject to reduction of the interest charged to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.  The parties agree that New York law shall control as to this issue.

13.           Benefit to Guarantor.  The Guarantors acknowledge and warrant that they have derived or expect to derive financial and other advantage and benefit, directly or indirectly, from the Guaranteed Obligations and each and every advance thereof and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by the Investors to the Company.

14.           Attorney's Fees.  The Investors shall be entitled to recover their reasonable attorneys’ fees and expenses in the event of any dispute between the parties arising under this Agreement in which the Investors are the prevailing party.

15.           Guarantors' Warranties.  Each Guarantor hereby warrants and represents to each Investor that:

a.           Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.  Such Guarantor has the corporate or other requisite power and authority to execute and deliver this Guaranty and to perform the provisions hereof.

b.           This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

c.           The execution, delivery and performance by such Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien, claim or encumbrance in respect of any property of such Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to such Guarantor or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to such Guarantor.

d.           No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by such Guarantor of this Guarantee.

e.           Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature and will have capital sufficient to carry on its business.

16.           Subordination and No Subrogation.  If, for any reason whatsoever, the Company now or hereafter becomes indebted to the Guarantors, such indebtedness and all interest thereon, shall, at all times, be subordinate in all respects to the Investment Documents, and the Guarantors shall not be entitled to enforce or receive payment thereof until the Guaranteed Obligations has been fully paid and satisfied.  Notwithstanding anything to the contrary contained in this Guaranty or any payments made by the Guarantors hereunder, the Guarantors shall not have any right of subrogation in or under the Investment Documents or to participate in any way therein, or any right, title or interest in and to any mortgaged property or any collateral for the Guaranteed Obligations, all such rights of subrogation and participation being hereby expressly waived and released, until the Guaranteed Obligations has been fully paid and satisfied.

17.           Law Governing and Jurisdiction. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts or New York state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby, and consent to the personal jurisdiction of such courts and shall subject themselves to such personal jurisdiction.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect any party’s right to serve process in any other manner permitted by law.  The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

18.           Severability.  If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

19.           Paragraph Headings.  The paragraph headings inserted in this Guaranty have been included for convenience only and are not intended, and shall not be construed, to limit or define in any way the substance of any paragraph contained herein.

20.           Facsimile Signature.                                           This Agreement may be executed and delivered to the Investor containing a facsimile signature of [      ], the President of the Guarantors; which facsimile signature each of the Guarantors acknowledges and agrees shall have the same validity and enforceability as those the same were a ribbon original signature.

21.           Compounding and Settlement.  The Guarantors agree that Investor, in its discretion, may (i) bring suit against the Guarantors and other guarantors, if any, jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of guarantor(s) for such consideration as the Investor may deem proper, and (iii) release one or more of guarantor(s) from liability hereunder, and that no such action shall impair the rights of any Investor to collect the Guaranteed Obligations (or the unpaid balance thereof) from the Guarantors, not so sued, settled with or released.

22.           Termination.  This Guaranty shall terminate upon the Company’s repayment in full of the Guaranteed Obligations; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all, or any part thereof, of the principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Investor, whether under any bankruptcy or insolvency proceeding or otherwise.

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IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned on the date set forth above.

GUARANTORS:

TRESTLE HOLDINGS, INC.
(a Delaware corporation)

By:

MOQIZONE HOLDINGS LIMITED
(a Cayman Island corporation)

BY:

SHANGHAI MOQIZONE INFORMATION
TECHNOLOGY COMPANY LIMITED
(a corporation organized under the laws of the People’s Republic of China)

By:

BORROWER:

MOBIZONE HOLDINGS LIMITED
(a Hong Kong corporation)

By: